EXHIBIT 10.1

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (“Amendment”) is entered into as of the 1st day of September, 2010 (the “Effective Date”), by and between OAKWOOD PARTNERS, L.LC., a New York limited liability company (“Landlord”), and MAJESTIC USA CAPITAL, INC.,  formerly known as CRM USA HOLDINGS, INC., a Delaware corporation (“Tenant”).

RECITALS

This Amendment is entered into with reference to the following facts:

A.
Landlord and Compensation Risk Managers, LLC (“CRM”) executed that certain Lease Agreement dated August 5, 2005, as amended by Amendment to Agreement of Lease dated May 24, 2007 and by 2nd Amendment to Agreement of Lease dated as of December 14, 2007 (collectively, the “Lease”).  By the provisions of the Lease, Landlord leased to CRM, and CRM leased from Landlord those certain premises located at Oakwood Commons, Poughkeepsie, New York (the “Demised Premises”), as more particularly described in the Lease.

B.	The term of the Lease commenced on December 10, 2007 and will expire on December 31, 2022.

C.	By Assignment of Lease being executed simultaneously herewith (the “Assignment”) CRM, has assigned the Lease to Tenant.

D.
Landlord and Tenant now desire to amend and modify the Lease in order to (a) modify the Fixed Rent payable under the Lease, and (b) modify other certain provisions of the Lease hereinafter set forth in this Amendment.

AGREEMENT

In consideration of their mutual covenants and agreements contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, Landlord and Tenant hereby agree that the Lease is amended as follows:

1.	RECITALS AND DEFINITIONS. Landlord and Tenant incorporate the above recitals into this Amendment and affirm such recitals are true and correct.  All capitalized terms used in this Amendment, unless specifically defined herein, have the same meanings attributed to them in the Lease.

2.
NO FURTHER AMENDMENTS.  Except as amended by this Amendment, the Lease remains unchanged and in full force and effect.  If there is any conflict between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control.

3.	EFFECTIVE DATE. This Amendment is effective as of September 1, 2010. Landlord and Tenant have no rights with respect to this Amendment until Landlord and Tenant have both executed this Amendment.

4.
RULE OF CONSTRUCTION.   Landlord and Tenant acknowledge they and, if they so choose, their respective counsel have reviewed and revised this Amendment and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of the Lease, this Amendment or any exhibits, attachments and addenda to the Lease and/or this Amendment.

5.	REDUCTION OF DEMISED PREMISES.

(a)  As of the Effective Date, there shall be removed from the Demised Premises the entire portion thereof located on the fifth (5th) floor of the Building, containing 13,726 square feet of rentable area, as shown on the floor plan which is annexed hereto as Exhibit A.   Such space is hereafter called the “Excluded Premises”.

(b)  The remainder of the Demised Premises, consisting of (i) the entire fourth (4th) floor of the Building, containing 13,726 square feet of rentable area, as shown on the floor plan which is annexed hereto as Exhibit A-1 and (ii) that portion of the second (2nd) floor of the Building, containing 6,863 square feet of rentable area, as shown on the floor plan which is annexed hereto as Exhibit A-2, together constituting 20,589 square feet of rentable area, shall hereinafter be referred to in the Lease as the Demised Premises.

(c) In consideration of the exclusion of the Excluded Premises from the Premises, Tenant has paid to Landlord the sum of ONE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS AND 00/100 ($1,750,000), the receipt of which is hereby acknowledged by Landlord.  $350,000 of this payment represents a reimbursement to Landlord of the unamortized cost of Tenant Improvements performed by Landlord for Tenant in the Excluded Premises.  The parties agree that this payment is intended by them to be a contemporaneous exchange of new value given to Tenant, namely the forgiveness of certain future obligations under the Lease after the Effective Date, and the parties hereby acknowledge and agree that this payment constitutes a substantially contemporaneous exchange, as set forth in and construed under the terms of 11 U.S. Code Section 547(c)(1).  If this payment is set aside as a preference in any future bankruptcy or similar proceedings involving the parties, such sum should be considered as Additional Rent payable by Tenant in twelve (12) equal installments over the first twelve (12) months immediately following the filing of any bankruptcy or similar petition by or against Tenant.

6.	FIXED RENT.

(a) Commencing on the Effective Date and continuing through the Rent Adjustment Date, as defined in the Lease, Fixed Rent shall be Thirty Six and 50/100 Dollars ($36.50) per rentable square foot of office space per annum, being a total of Seven Hundred Fifty One Thousand Four Hundred Ninety Eight and 50/100 Dollars ($751,498.50) per annum, payable in monthly installments of Sixty Two Thousand Six Hundred Twenty Four and 88/100 Dollars ($62,624.88).  From the Rent Adjustment Date through the fifth (5th) anniversary of the Rent Adjustment Date, the Fixed Rent shall be Forty and 00/100 Dollars ($40.00) per rentable square foot of office space per annum, being a total of Eight Hundred Twenty Three Thousand Five Hundred Sixty and 00/100 Dollars ($823,560.00), payable in monthly installments of Sixty Eight Thousand Six Hundred Thirty and 00/100 Dollars ($68,630.00).  For the period from the day after the fifth (5th) anniversary of the Rent Adjustment Date to the Expiration Date, the Fixed Rent shall be Forty Three and 85/100 Dollars ($43.85) per rentable square foot of office space per annum, being a total of Nine Hundred Two Thousand Eight Hundred Twenty Seven and 65/100 Dollars ($902,827.65), payable in monthly installments of Seventy Five Thousand Two Hundred Thirty Five and 64/100 Dollars ($75,235.64).

(b) With respect to the Renewal Terms described in Paragraph 24 of the Lease, the Fixed Rent for the first (1st) Renewal Term shall be Forty Nine and 14/100 Dollars ($49.14) per rentable square foot of office space per annum, being a total of One Million Eleven Thousand Seven Hundred Forty Three and 40/100 Dollars ($1,011,743.40), payable in monthly installments of Eighty Four Thousand Three Hundred Eleven and 95/100 Dollars ($84,311.95).  During the second (2nd) Renewal Term, the Fixed Rent shall be Fifty Five and 10/100 Dollars ($55.10) per rentable square foot of office space per annum, being a total of One Million One Hundred Thirty Four Thousand Four Hundred Fifty Three and 90/100 Dollars ($1,134,453.90) per annum, payable in monthly installments of Ninety Four Thousand Five Hundred Thirty Seven and 83/100 Dollars ($94,537.83).

(c) Except as provided above, below, all items of Additional Rent and all other permitted charges under the Lease shall continue to be payable pursuant to the terms of the Lease.

7.	EMPIRE ZONE STATUS. Paragraph 39 of the Lease, entitled Empire Zone Status, is hereby deleted and shall be of no further force or effect.

8.
GUARANTY.  Annexed hereto as Exhibit B is a form of guaranty (the “Guaranty”) of the Tenant’s obligations under the Lease from its parent company, Majestic Capital, Ltd. a Bermuda exempted company (the “Guarantor”).  Tenant has informed Landlord that, at the present time, it is not lawful for Guarantor to execute and issue the Guaranty.  If, in the future, it becomes lawful for Guarantor to execute and issue the Guaranty, Tenant shall cause Guarantor to do so.  Upon Landlord’s receipt of the executed Guaranty from Guarantor, the Fixed Rent described in Paragraph 6, above, shall thereafter be reduced by One and 50/100 Dollars ($1.50) per rentable square foot of office space per annum during such time as the Guaranty remains in effect.

9.
ASSIGNMENT.  Notwithstanding the provisions of Paragraph 27 of the Lease, Tenant may not assign the Lease without Landlord’s consent, which may be withheld in Landlord’s absolute discretion, except to an entity which, if an insurance company, has a financial strength rating from A.M. Best Company of at least A- (Excellent), or, if the assignee is not an insurance company, to an entity that has a net worth of at least $25,000,000.00.  Alternatively, Tenant may assign the Lease to any lawful entity, without Landlord’s consent, provided that a parent company of such assignee, containing an A.M. Best rating or net worth described in the preceding sentence, executes and delivers to Landlord a guaranty of the lease substantially in the form of the Guaranty.  For purposes of this Amendment, a merger, consolidation or transfer of substantially all of the assets, stock, membership interests or other equity interests of Tenant or Guarantor shall be considered an assignment of this Lease, even if the Guaranty is not then in effect.  If Tenant effects an assignment which satisfies the criteria of this Paragraph 9, Tenant shall be entitled to the reduction of Fixed Rent described in the immediately preceding paragraph, as of the date of Landlord’s receipt of the new guaranty or as of the date of the assignment, if the assignee itself meets the criteria described above.

10.	ADDITIONAL AMENDMENTS. The Lease is also amended as follows:

(a) Section VIII of the Preamble is amended to provide that Tenant’s Proportionate Share shall be 32.6% as of the Effective Date.

(b) Section XI of the Preamble is amended to provide that, upon the expiration of the License Period, Tenant shall be entitled to six (6) exclusive spaces in the parking area on the Land shown on Exhibit C annexed hereto, and seventy five (75) non-exclusive spaces in the parking garage serving the Building and other buildings on the Complex Land.

(c)  Paragraph 37 of the Lease is deleted, as it has expired.

11.
CONFIDENTIALITY.  The parties acknowledge that the contents of this Amendment, specifically including, but not limited to, the provisions related to the discount of the Fixed Rent, if applicable, are confidential information.  Both parties agree to keep such information strictly confidential and shall not disclose such confidential information to any person or entity other than the disclosing party’s real estate, legal, accounting and financial representatives, consultants, lenders, present and prospective investors, prospective purchasers of the lands containing the Demised Premises or of Landlord, or as otherwise required by law.

12.
BROKERS.  Landlord and Tenant represent and warrant to the other that they have not had any dealings with any real estate brokers or agents in connection with the negotiation of this Amendment except that Landlord has employed David S. Kaminski (“Landlord’s Broker”) .  Each party agrees to indemnify and hold the other harmless from and against any and all liability and cost that the indemnified party may suffer in connection with any other real estate brokers claiming by, through, or under the indemnifying party seeking any commission, fee or payment in connection with this Amendment.

13.
COUNTERPARTS.  This Amendment may be executed in multiple counterparts, each of which taken together shall constitute one and the same agreement binding upon the parties.  Signatures transmitted by facsimile or via e-mail in a “PDF” format shall have the same force and effect as original signatures on this Amendment.

14.
OTHER.  By the execution of this Amendment, Tenant acknowledges that the Lease, as amended hereby, is in full force and effect, that Landlord has satisfied all of its obligations under the Lease to date and that Tenant has no knowledge of any act or failure to act by Landlord which, with the giving of notice and the passage of time, or both, would constitute a default by Landlord under the Lease.

[Signatures to follow on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year indicated below to be effective pursuant to Section 3 above.

LANDLORD:

OAKWOOD PARTNERS, L.L.C., a New York limited liability company
WITNESS:

Name: __________________________________________	By: __________________________________________
David S. Kaminski

Date: ___________________________________________	Title: Asset Manager

TENANT:

WITNESS:	MAJESTIC USA CAPITAL, INC., formerly known as CRM USA HOLDINGS, INC. a Delaware corporation

/s/ Erina R. Ponzini	By: /s/ Chester J. Wallzyk
Name Erina R. Ponzini	Name: Chester J. Wallzyk

Title: Chief Operating Officer
Date: September 9, 2010

EXHIBIT A

Excluded Premises

EXHIBIT A-1

4th Floor Demised Premises

EXHIBIT A-2

2nd Floor Demised Premises

EXHIBIT B

Form of Guaranty

G U A R A N T Y

FOR VALUE RECEIVED and in consideration for, and as an inducement to Oakwood Partners L.L.C., a New York limited liability company (the “Landlord”) to make and revise a lease dated August 5, 2005 and amended by agreements dated May 24, 2007, December 14, 2007 and effective __________, 2010 (the “Lease”) with Majestic USA Capital, Inc., formerly known as CRM USA Holdings, Inc., a Delaware corporation (“Tenant”), as assignee from Compensation Risk Managers, LLC, a New York limited liability company, covering premises at Oakwood Commons in Poughkeepsie, New York, the undersigned MAJESTIC CAPITAL, LTD., a Bermuda exempted company (the “Guarantor”), unconditionally guarantees the full performance and observance of all the covenants, conditions and agreements therein provided to be performed and observed by the Tenant, the Tenant’s successors and assigns, and expressly agrees that the validity of this agreement and the obligations of the Guarantor shall in no wise be terminated, affected or impaired by reason of the granting by the Landlord of any indulgences to the Tenant or by reason of the assertion by the Landlord against the Tenant of any of the rights or remedies reserved to the Landlord pursuant to the provisions of the Lease or by the relief of the Tenant from any of the Tenant’s obligations under the Lease by operation of law or otherwise (including, but without limitation, the rejection of the Lease in connection with proceedings under the bankruptcy laws now or hereafter enacted), the Guarantor hereby waiving all suretyship defenses.  The obligations of the Guarantor include the payment to Landlord of any monies payable by Tenant under any provisions of the Lease, at law, or in equity including, without limitation, any monies payable by virtue of the breach of any warranty, the grant of any indemnity or by virtue of any other covenant of Tenant under the Lease.

The Guarantor further covenants and agrees that this Guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of the Lease, whether or not the Guarantor shall have received any notice of or consented to such renewal, modification or extension.  The Guarantor further agrees that its liability under this Guaranty shall be primary (and that the heading of this instrument and the use of the word “guaranty” shall not be interpreted to limit the aforesaid primary obligations of the Guarantor), and that in any right of action which shall accrue to the Landlord under the Lease, the Landlord may, at its option, proceed against the Guarantor and the Tenant, jointly or severally, and may proceed against the Guarantor without having commenced any action against or having obtained any judgment against the Tenant or any other guarantor.  Notwithstanding the foregoing, however, the Guarantor shall be liable hereunder for the full payment and performance of all obligations of the Tenant under the Lease, whether accruing before or after an Event of Default under the Lease.  The Guarantor irrevocably agrees that, until the expiration of the Lease and thereafter until the performance in full of all obligations of the Tenant under the Lease, the Guarantor shall forbear to exercise any and all rights the Guarantor may have at any time (whether arising directly or indirectly, by operation of law or by contract or otherwise) to assert any claim against the Tenant on account of payments made under this Guaranty including, without limitation, any and all rights of or claim for subrogation, contribution, reimbursement, exoneration and indemnity, and further waives any benefit of and any right to participate in any security deposit or other collateral which may he held by the Landlord; and the Guarantor will not claim any set-off or counterclaim against the Tenant in respect of any liability the Guarantor may have to the Tenant; and the Guarantor will not make a claim against Tenant or Tenant’s estate in any bankruptcy proceeding until all obligations of Tenant under the Lease have been paid or performed in full.  The Guarantor further represents to the Landlord as an inducement for it to make and revise the Lease, that the Guarantor owns all of the share capital of the Tenant, that the execution and delivery of this Guaranty is not in contravention of the Guarantor’s memorandum of association or by-laws or applicable laws, and has been duly authorized by its Board of Directors.

Notwithstanding anything in the contrary contained in this Guaranty, in no event shall the aggregate liability of the Guarantor hereunder be increased by reason of any amendment to the Lease made after the effective date of an assignment of the Lease to any entity that is not an Affiliated Entity (as that term is defined in the Lease) of the Tenant or of the Guarantor, unless the Guarantor has consented to such amendment in writing, which consent may be withheld at the Guarantor’s sole discretion, provided, however, that no such amendment shall affect the Guarantor’s liability for the performance of the Tenant’s obligations under the Lease as the same existed immediately prior to any such amendment.  By way of clarification, the preceding sentence shall have no application to any such amendment to the Lease to the extent that such amendment merely memorializes the exercise of a right or option of the Tenant that existed before such amendment.

It is agreed that the failure of the Landlord to insist in any one or more instances upon a strict performance or observance of any of the terms, provisions or covenants of the Lease or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment for the future of such term, provision, covenant or right, but the same shall continue and remain in full force and effect.  Receipt by the Landlord of rent with knowledge of the breach of any provision of the Lease shall not be deemed a waiver of such breach.

No subletting, assignment or other transfer of the Lease, or any interest therein, shall operate to extinguish or diminish the liability of the Guarantor under this Guaranty; and wherever reference is made to the liability of the Tenant in the Lease, such reference shall be deemed likewise to refer to the Guarantor.

All payments becoming due under this Guaranty, including, without limitation, costs of collection, and not paid when due shall bear interest from the applicable due date until received by the Landlord at the Lease Interest Rate as that term is defined the Lease.

It is further agreed that all of the terms and provisions hereof shall inure to the benefit of the heirs, executors, administrators and assigns of the Landlord, and shall be binding upon the successors and assigns of the Guarantor.

GUARANTOR HEREBY SUBMITS TO JURISDICTION IN THE STATE OF NEW YORK AND DUTCHESS COUNTY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK WITH JURISDICTION OVER DUTCHESS COUNTY (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM) FOR THE ENFORCEMENT OF SUCH COMPANY’S OBLIGATIONS HEREUNDER.  GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AND BROUGHT IN ANY SUCH COURT IN THE STATE OF NEW YORK AND DUTCHESS COUNTY (A) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION, (B) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR (C) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER.  GUARANTOR HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATED TO THE ENFORCEMENT OF THIS GUARANTY.  GUARANTOR HEREBY APPOINTS GERALD A. VERGILIS, OR ANY OTHER ATTORNEY OF THE LAW FIRM OF VERGILIS, STENGER, ROBERTS & DAVIS, LLP, 1136 RT. 9, WAPPINGERS FALLS, NEW YORK 12590 AS ITS AGENT TO ACCEPT SERVICE OF ANY PROCESS IN CONNECTION WITH ANY PROCEEDINGS BROUGHT IN ANY COURT DESCRIBED ABOVE.

(signatures on following page)

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as a deed by a director and its corporate seal to be hereunto affixed in the presence of such director at ________________, this ______ day of _______________, 2010.

GUARANTOR:

MAJESTIC CAPITAL, LTD.

By: ________________________________

STATE OF             )
)
COUNTY OF         )

On this day, before me, personally appeared _____________, who being by me duly sworn, did say that he is _____________ of Majestic Capital, Ltd.; that said instrument was signed and sealed on behalf of said Guarantor by authority of its Board of Directors; and said ______________ acknowledged said instrument to be the free act and deed of said corporation.

Notary

EXHIBIT C

Site Plan of Building and Complex